Exhibit 24

COCA-COLA EUROPEAN PARTNERS PLC

Power of Attorney

Each person whose signature appears below constitutes and appoints Suzanne N. Forlidas as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the U.S. Securities Act of 1933, as amended, of ordinary shares of Coca-Cola European Partners plc (the “Company”) pursuant to the Coca-Cola European Partners plc Long-Term Incentive Plan 2016, the Coca-Cola Enterprises UK Employee Share Plan and the Coca-Cola Enterprises Belgium/Coca-Cola Enterprises Services Belgian and Luxembourg Share Savings Plan with respect to shares of Coca-Cola European Partners plc, and pursuant to options to purchase stock, restricted stock units and performance stock units granted under the Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan, and assumed by the Company, and options to purchase stock granted under the Coca-Cola Enterprises, Inc. Legacy Long-Term Incentive Plan, and assumed by the Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 1, 2016.

/s/ John F. Brock John F. Brock	/s/ Jan Bennink Jan Bennink	/s/ Francisco Ruiz de la Torre Esporrín Francisco Ruiz de la Torre Esporrín

/s/ Manik H. Jhangiani Manik H. Jhangiani	/s/ Orrin H. Ingram II Orrin H. Ingram II	/s/ Mario Rotllant Solá Mario Rotllant Solá

/s/ Sol Daurella Comadrán Sol Daurella Comadrán	/s/ Véronique Morali Véronique Morali	/s/ J. Alexander M. Douglas, Jr. J. Alexander M. Douglas, Jr.

/s/ Christine Cross Christine Cross	/s/ Garry Watts Garry Watts	/s/ Irial Finan Irial Finan

/s/ L. Phillip Humann L. Phillip Humann	/s/ José Ignacio Comenge Sánchez-Real José Ignacio Comenge Sánchez-Real	/s/ Javier Ferrán Javier Ferrán

/s/ Thomas H. Johnson Thomas H. Johnson	/s/ Alfonso Líbano Daurella Alfonso Líbano Daurella

/s/ Curtis R. Welling Curtis R. Welling